Name of Account   Sylvia H. Golsen                               Exhibit 13
                ____________________                    A.E.    Account No.

                                                      _____________________

To:   STIFEL, NICOLAUS & COMPANY, INCORPORATED
      (Hereinafter referred to as "You" or "Your")

      In consideration of your accepting or continuing one or more accounts of the undersigned (whether designated by name, number or otherwise) and your agreeing to act as brokers for the undersigned in respect to all accounts, the purchase or sale of securities or commodities or put and/or call options and whether upon margin or otherwise in which the undersigned now has or may at any future time have with you or your successor, including accounts from time to time closed and reopened, the undersigned agrees as follows:

      1. All transactions under this agreement shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed by you or your agents and, where applicable, to the provisions of the Securities Exchange Act of 1934, the Commodities Exchange Act, and present and future acts amendatory thereof, and supplemental thereto, and the rules and regulations of the United States Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and of the Commodity Futures Trading Commission.

      2. Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by the New York Stock Exchange, Inc., the National Association of Securities, Dealers, Inc., the United States Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, and/or the Commodity Futures Trading Commission or such other securities, commodities, or option exchange or market as shall have jurisdiction in the premises which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation, and all other provisions of the agreement and the provisions as so modified or superseded, shall in all respects continue to be in full force and effect.

      3. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by the Compliance Director or Treasurer of your organization.

      4. All monies, securities, commodities or other property which you may at any time be carrying for the undersigned (either individually or jointly with others) or which may at any time be in your possession for any purpose, including safekeeping, shall be subject to a general lien for the discharge of all obligations of the undersigned to you, irrespective of whether or not you have made advances in connection with such securities, commodities or other property, and irrespective of the number of accounts the undersigned may have with you, with the right (where permitted by law) on your part to transfer money or securities from any of my accounts (except from Regulated Commodity Accounts) to another when in your judgment such transfer may be necessary.

      5. All securities and commodities or any other property, now or hereafter held by you, or carried by you for the undersigned (either individually or jointly with others) or deposited to secure the same, may from time to time and without notice to me, be carried to your general loans and may be pledged, repledged, hypothecated or re-hypothecated, separately or in common with other securities and commodities or any other property, for the sum due to you thereon or for a greater sum as permitted by regulation, and without retaining in your possession and control for delivery a like amount of similar securities or commodities.

      6. Interest on debit balances shall be charged in accordance with your interest computation schedules provided under Rule 10b-16 of the Securities Exchange Act of 1934. All monies which the undersigned owes to you at any time shall be repayable to you at your principal office in the City of St. Louis. You may also charge my account with such usual and customary charges as you may make to cover your services and facilities. The undersigned agrees to pay you upon demand the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned (either individually or jointly with others) with you, including, but not limited to attorney's fees, incurred and payable or paid by you.

         DISCLOSURES REGARDING LIQUIDATIONS AND COVERING POSITIONS

The customer should clearly understand that, notwithstanding a general policy of giving customers notice of a margin deficiency, the broker is not obligated to request additional margin from the customer in the event the customer's account falls below minimum maintenance requirements. More importantly, there will be circumstances where the broker will liquidate securities and/or other property in the account without notice to the customer to ensure that minimum maintenance requirements are satisfied.

      7. You shall have the right, in accordance with your general policies regarding margin maintenance requirements, to require additional collateral or the liquidation of any securities and other property whenever, in your discretion, you consider it necessary for your protection including, but not limited to, the following events: the failure of the undersigned to promptly meet any call for additional collateral; the filing of a petition in bankruptcy by or against the undersigned; the levying of an attachment against any account of the undersigned or in which the undersigned has an interest or; the death of the undersigned. In such event, you are authorized to sell any and all securities and other property in any account of the undersigned, whether carried individually or jointly with others, to buy all securities or other property which may be short in such account(s), to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, other notice of sale or purchase, or other notice or advertisement each of which is expressly waived by the undersigned. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted or at public auction or private sale, and you may be the purchaser for your own account. It is understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as herein provided.

      8. The undersigned will at all times maintain margins for said accounts, as required by you from time to time. No arrangement conflicting with your usual requirements for margin shall be binding upon you or have any effect unless expressly agreed to in writing and signed by your Compliance Director or Treasurer.

      9. The undersigned undertakes, at any time upon demand, to discharge obligations of the undersigned to you or, in the event of a closing of any account of the undersigned in whole or in part, to pay you the deficiency, if any and no oral agreement or instructions to the contrary shall be recognized or enforceable.

      10. In case of the sale of any security, commodity, or other property by you at the direction of the undersigned and your inability to deliver the same to the purchaser by reason of failure of the undersigned to supply you therewith, then and in such event, the undersigned authorizes you to borrow any security, commodity, or other property necessary to make delivery thereof, and the undersigned hereby agrees to be responsible for any loss which you may sustain thereby and any premiums which you may be required to pay thereon , and for any loss which you may sustain by reason of your inability to borrow the security, commodity, or other property sold.

      11. The undersigned understands and agrees that any order to sell "short" will be designated as such by the undersigned and hereby authorizes you to mark such order as being "short". All other sell orders will be for securities owned ("long"), at that time, by the undersigned and by placing the order the undersigned affirms that he will deliver the securities on or before the settlement date.

      12. In all transactions between you and the undersigned, the undersigned understands that you are acting as the brokers for the undersigned, except when you disclose to the undersigned, in writing at or before the completion of a particular transaction, that you are acting, with respect to such transaction, as dealers for your own account or as brokers for some other person.

      13. Reports of the execution of orders and statements of the accounts of the undersigned shall be conclusive if not objected to in writing, the former within two days, and the latter within ten days, after forwarding by you to the undersigned by mail or otherwise.

      14. Communications may be sent to the undersigned at the address given by the undersigned upon opening an account, or at such other address as the undersigned may hereafter give you in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

      15. You will not be responsible for delays in the transmission of orders due to breakdown or failure of transmission or communication facilities or to any other cause or causes beyond your reasonable control or anticipation.

      16. You are authorized to hold securities of the undersigned in your name on behalf of the undersigned's account ("in street name"), and the undersigned understands and agrees that this arrangement is a service to the undersigned and does not establish a fiduciary relationship. The undersigned holds you free and harmless for any and all failure to notify the undersigned of any information and/or notices brought to your attention as nominee.

      17. The undersigned understands that under Rule 14b-1(c) of the Securities Exchange Act, you are required to disclose to an issuer the name, address, and securities position of your customers who are beneficial owners of that issuer's securities, unless the customer objects, and so the undersigned (either individually or jointly with others) hereby does not object to your disclosure of such information, unless the undersigned has otherwise objected to the same in writing.

      18. Until you receive written notice of revocation from the undersigned, you are hereby authorized to lend, to yourselves as brokers or to others, any securities held by you on margin for the account of, or under the control of, the undersigned.

      19. This agreement and its enforcement shall be governed by the laws of the State of Missouri and its provisions shall be continuous; shall cover individually and collectively all accounts which the undersigned may open or re-open with you, and shall inure to the benefit of your present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever, and of the assigns of your present organization or any successor organization, and shall be binding upon the undersigned, and/or the estate, executors, administrators and assigns of the undersigned. The invalidity, illegality or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions were omitted.

      20. The undersigned, if an individual, represents that the undersigned is of legal age, and represents that the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper, and that the undersigned will promptly notify you if the undersigned becomes so employed. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.

                          ARBITRATION DISCLOSURES

      (X)     Arbitration is final and binding on the parties.

      (X) The parties are waiving their right to seek remedies in court, including the right to jury trial.

      (X) Pre-arbitration discovery is generally more limited than and different from court proceedings.

      (X) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

      (X) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

      21. Arbitration: The undersigned agrees, and by carrying an account for the undersigned you agree that all controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be determined pursuant to the arbitration laws of the State of Missouri, before the New York Stock Exchange, Inc. or arbitration facility provided by any other exchange of which you are a member or the National Association of Securities Dealers, Inc. and in accordance with its rules then obtaining. The undersigned may elect in the first instance whether arbitration shall be by the New York Stock Exchange Inc. or other exchange or market facility of which you are a member or the National Association of Securities Dealers, Inc., but if the undersigned fails to make such election, by registered letter or telegram addressed to you at your main office, before the expiration of five days after receipt of a written request from you to make such election, then you may make such election. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

      22. This instrument sets forth the entire agreement with respect to any and all of the accounts of the undersigned with you, and supersedes any and all prior and/or contemporaneous agreements as well as all other agreements which exist between the undersigned and you to the extent that there is any conflict in those instruments.

       BY SIGNING THIS AGREEMENT THE UNDERSIGNED ACKNOWLEDGES THAT:

      1. The securities in the margin account of the undersigned may be loaned to you or loaned out to others and;
      2.      The undersigned has received a copy of this agreement.

       ( ) THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE
                       AT PARAGRAPH 21 ON THIS PAGE.

DATE     March 29, 1995
    ____________________________    X _____________________________
                                          SIGNATURE OF CUSTOMER

ADDRESS  P. O. Box 705                  /s/ Sylvia H. Golsen
       ________________________       _____________________________
                                       (IF THIS IS A JOINT ACCOUNT,
                                        ALL PERSONS MUST SIGN)

Oklahoma City, OK  73101-0705           /p/ Sylvia H. Golsen
______________________________          ____________________________
  (CITY)       (STATE)                   (PLEASE PRINT NAME)

      WHITE COPY - ST. LOUIS FILE COPY   YELLOW COPY - CUSTOMER COPY

AS 103 REV. 8/93
SN-579





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